Exhibit 99.1

Roadzen Inc. Announces Pricing of Offering

NEW YORK, Jan. 2, 2025 — Roadzen Inc. (Nasdaq: RDZN), (“Roadzen” or the “Company”), a global leader in AI at the convergence of insurance and mobility, today announced the pricing of a best-efforts offering of 2,222,300 ordinary shares at a public offering price of $2.25 per share, for gross proceeds of approximately $5,000,000, before deducting placement agent fees and offering expenses. All of the ordinary shares are being offered by the Company. The offering is expected to close on January 6, 2025, subject to satisfaction of customary closing conditions.

The Company intends to use the net proceeds from the offering primarily for costs directly related to sales and marketing, for research and development, working capital and general corporate purposes, including personnel costs, capital expenditures and the costs of operating as a public company. The Company may also use a portion of the net proceeds to repay indebtedness outstanding.

ThinkEquity is acting as sole placement agent for the offering.

The securities will be offered and sold pursuant to a shelf registration statement on Form S-3 (File No. 333-282966), filed with the U.S. Securities and Exchange Commission (the “SEC”) on November 1, 2024 and declared effective on November 12, 2024. The offering will be made only by means of a written prospectus. A prospectus supplement and accompanying prospectus describing the terms of the offering will be filed with the SEC on its website at www.sec.gov. Copies of the prospectus supplement may also be obtained, when available, from the offices of ThinkEquity, 17 State Street, 41st Floor, New York, New York 10004.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Roadzen Inc.

Roadzen Inc. (Nasdaq: RDZN) is a global technology company transforming auto insurance using advanced artificial intelligence (AI). Thousands of clients, from the world’s leading insurers, carmakers, and fleets to dealerships and auto insurance agents, use Roadzen’s technology to build new products, sell insurance, process claims, and improve road safety. Roadzen’s pioneering work in telematics, generative AI, and computer vision has earned recognition as a top AI innovator by publications such as Forbes, Fortune, and Financial Express. Roadzen’s mission is to continue advancing AI research at the intersection of mobility and insurance, ushering in a world where accidents are prevented, premiums are fair, and claims are processed within minutes, not weeks. Headquartered in Burlingame, California, the Company has 360 employees across its global offices in the U.S., India, U.K. and France. To learn more, please visit www.roadzen.ai.

Cautionary Statement Regarding Forward Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We have based these forward-looking statements on our current expectations and projections about future events. These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions about us that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” and “continue,” or the negative of such terms or other similar expressions. Such statements include, but are not limited to, statements regarding the expected completion of the offering described in this press release and the intended use of proceeds of such offering, if completed. Factors that might cause or contribute to such a discrepancy include, but are not limited to, those described in “Risk Factors” in our SEC filings, including the annual report on Form 10-K we filed with the SEC on July 1, 2024, any subsequently filed quarterly reports and other documents we subsequently file with the SEC. We urge you to consider these factors, risks and uncertainties carefully in evaluating the forward-looking statements contained in this press release. All subsequent written or oral forward-looking statements attributable to our company or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. The forward-looking statements included in this press release are made only as of the date of this release. Except as expressly required by applicable securities law, we disclaim any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

For more information, please contact:

Investor Contacts: IR@roadzen.ai

Media Contacts:

Roadzen: Sanya Soni sanya@roadzen.ai or media@roadzen.ai

Gutenberg: roadzen@thegutenberg.com